Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-160463 on Form S-11 of our report dated February 9, 2010 relating to the consolidated financial statements as of December 31, 2009 and for the period from June 3, 2009 (date of inception) to December 31, 2009 of Resource Real Estate Opportunity REIT, Inc. and subsidiaries appearing in the Prospectus dated June 16, 2010, and the incorporation by reference of our report dated March 30, 2011, relating to the consolidated financial statements and financial statement schedules of Resource Real Estate Opportunity REIT, Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010 and incorporated by reference in the Prospectus dated June 16, 2010, and to the reference to us under the heading “Experts” in such Prospectus and Supplement No. 13 to the Prospectus, which is part of such Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 15, 2011